SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K


Current Report
Pursuant to Section 13 or 15(d)of
the Securities Exchange Act of 1934

Date of Report: January 3, 1997
Commission File Number   0-27238

                     WESTERN PACIFIC AIRLINES
       (Exact Name of Registrant as Specified in Its Charter)

           Delaware                         86-0758778
 (State or other jurisdiction            (I.R.S. employer
of incorporation or organization)      identification number)

  2864 South Circle Drive, Suite 1100
    Colorado Springs, Colorado                 80906
(Address of principal executive offices)     (Zip code)

Registrant's telephone number, including area code:  (719) 579-7737



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Item 5 - Other Events

On December 18, 1996, the Company borrowed $2.5 million from Hunt Petroleum of Texas, Inc. ("HPTI") and on December 20, 1996, the Company borrowed $2.5 million from GFI Company ("GFI") under terms that anticipate repayment in 30 days. HPTI and GFI are major stockholders of the Company. The loans are intended to supplement the cash available to the Company to pay certain obligations before year end. Additional funds may be advanced to the Company in the near term in order to further increase the Company's working capital. It is anticipated that these loans will be converted into some form of longer term convertible security prior to the maturity date, although neither HPTI nor GFI has agreed to such a conversion at this time and there can be no assurance that the Company will be able to negotiate a conversion or extension of the loans.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   WESTERN PACIFIC AIRLINES, INC.

                                    By:/s/  ROBERT A. PEISER
                                       ------------------------
                                            Robert A. Peiser
                                 President and Chief Executive Officer

                                      Date:   January 3, 1997.